UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013 (May 17, 2013)

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 12, 2013, Chatham Lodging Trust (the "Company") issued a press release announcing that it has launched a public offering of its common shares of beneficial interest, $0.01 par value per share (the "Offering").

A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events
Hotel Under Contract
As previously stated, on May 17, 2013, a wholly owned subsidiary of the Company entered into an agreement to acquire the 178-room Hyatt Place® Pittsburgh North Shore in Pittsburgh, Pennsylvania (the “Pittsburgh Hyatt Place”) for a total cash purchase price of $40.0 million, plus customary pro-rated amounts and closing costs, from Continental/Rockbridge North Shore Hotel, L.P. (the “HP Seller”). Rolf E. Ruhfus, one of the Company's independent trustees, holds a 3.86% ownership interest in the HP Seller. Upon completion of the acquisition, the Pittsburgh Hyatt Place will be managed by Island Hospitality Management (“IHM”), which is 90% owned by Jeffrey H. Fisher, the Company's Chairman, President and Chief Executive Officer, pursuant to a management agreement between the Company's taxable real estate investment trust subsidiary and IHM. The Company intends to fund the purchase price for the Pittsburgh Hyatt Place with the proceeds of the Offering. The Company currently anticipates that the acquisition of the Pittsburgh Hyatt Place will close by June 17, 2013. However, because the acquisition remains subject to customary closing requirements and conditions, the Company can give no assurance that the acquisition will be consummated during that time period or at all. This Current Report on Form 8-K includes the historical financial statements and pro forma financial information that will be required by Items 9.01 (a) and (b) if the acquisition of the Pittsburgh Hyatt Place is consummated.
In addition to the Pittsburgh Hyatt Place, the Company has an active pipeline of potential acquisitions and continues to seek out and review opportunities for additional hotel acquisitions in accordance with its investment strategy. The Company's management team sources these potential acquisitions through its extensive relationships with hotel owners, management companies, franchisors, brokers, banks, insurance companies, public institutions, fund managers, real estate investment trusts, private investors and developers.
Dividends
On April 10, 2013, the Company declared a monthly dividend of $0.07 per common share, which was paid on May 31, 2013 to shareholders of record as of April 30, 2013. On May 10, 2013, the Company declared a monthly dividend of $0.07 per common share, which is payable on June 28, 2013 to shareholders of record as of May 31, 2013. On June 10, 2013, the Company declared a monthly dividend of $0.07 per common share, which is payable on July 26, 2013 to shareholders of record as of June 28, 2013.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Hyatt Place Pittsburgh North Shore Hotel – probable acquisition

Report of Independent Certified Public Accountants
Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012 and 2011
Statements of Operations for the three-month periods ended March 31, 2013 and 2012 (Unaudited), and for the years ended December 31, 2012 and 2011
Statements of Partners’ Capital for the three-month periods ended March 31, 2013 (Unaudited), and for the years ended December 31, 2012 and 2011
Statements of Cash Flows for the three-month periods ended March 31, 2013 and 2012 (Unaudited), and for the years ended December 31, 2012 and 2011

Notes to Financial Statements

(b) Pro Forma Financial Information.

Chatham Lodging Trust
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release dated June 12, 2013

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1033.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

Date: June 12, 2013	By:	/s/ Dennis M. Craven Dennis M. Craven Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release dated June 12, 2013

HYATT PLACE PITTSBURGH NORTH SHORE HOTEL
Unaudited - Financial Statements
March 31, 2013

Hyatt Place Pittsburgh North Shore Hotel
Balance Sheets
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets:
Investment in hotel properties, net	$23,555	$23,860
Cash and cash equivalents	688	978
Restricted cash	347	311
Hotel receivables (net of allowance for doubtful accounts of $2 and $0, respectively)	137	162
Prepaid expenses and other assets	204	154
Deferred costs, (net of accumulated amortization of $210 and $185, respectively)	86	23
Total assets	$25,017	$25,488

Liabilities and Equity:
Debt	$20,680	$19,680
Accounts payable and accrued expenses	510	822
Total liabilities	21,190	20,502

Partners' Capital:
Partners' capital	3,827	4,986
Total partners' capital	3,827	4,986
Total liabilities and partners' capital	$25,017	$25,488
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Operations (Unaudited)
(in thousands)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2013	March 31, 2012
Revenue:
Hotel operating revenue:
Room	$1,194	$1,092
Other	210	177
Total revenue	1,404	1,269

Expenses:
Hotel operating expenses:
Room	340	283
Food and beverage expense	66	51
General and administration	161	147
Sales and marketing fees	84	66
Maintenance	51	43
Utilities	47	53
Management fees	49	44
Franchise fees	84	66
Other	6	15
Total hotel operating expenses	888	768
Depreciation and amortization	324	321
Property taxes and insurance	158	120
Total operating expenses	1,370	1,209
Operating income	34	60
Interest and other income	—	—
Interest expense, including amortization of deferred fees	(167)	(172)

Net loss	$(133)	$(112)
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Partners' Capital (Unaudited)
For the Three Months Ended March 31, 2013
(in thousands)

Partners' Capital
Balance at December 31, 2012	$4,986
Distributions	(1,026)
Net loss	(133)
Balance at March 31, 2013	$3,827
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Cash Flows (Unaudited)
(in thousands)

	For the three months ended
	March 31
	2013	2012
Cash flows from operating activities:
Net loss	$(133)	$(112)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	324	321
Amortization of deferred loan issuance costs	25	12
Changes in assets and liabilities:
Hotel receivables	25	(27)
Prepaid expenses and other assets	(51)	(11)
Accounts payable and accrued expenses	(312)	(219)
Net cash used in operating activities	(122)	(36)

Cash flows from investing activities:
Improvements and additions to hotel properties	(18)	(18)
Restricted cash	(36)	(23)
Net cash used in investing activities	(54)	(41)

Cash flows from financing activities:
Payment of financing costs	(88)	—
Payment from debt issuance	1,000	—
Capital distributions	(1,026)	(35)
Net cash used in financing activities	(114)	(35)

Net change in cash and cash equivalents	(290)	(112)
Cash and cash equivalents, beginning of period	978	944

Cash and cash equivalents, end of period	$688	$832

Supplemental disclosure of cash flow information:
Cash paid for interest	$142	$159
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Notes to Financial Statements (Unaudited)
(in thousands)

(1)	General
The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2012, and the related statements of operations, changes in owner’s equity, and cash flows for the year ended December 31, 2012. Continental/Rockbridge North Shore Hotel, L.P. d/b/a/ the Hyatt Place Pittsburgh North Shore Hotel (hereinafter the "Company" or the “Hotel”) is located in Pittsburgh, PA. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

(2)	Investment in Hotel Properties, net
Investment in hotel properties, net, consists of the following at March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Land and improvements	$3,888	$3,888
Building and improvements	18,963	18,963
Furniture, fixtures and equipment	3,696	3,678
Subtotal	26,547	26,529
Less: accumulated depreciation	(2,992)	(2,669)
Investment in hotel properties, net	$23,555	$23,860

(3)	Amended Debt
On March 7, 2013, Continental/Rockbridge North Shore Hotel, L.P. amended the loan with FirstMerit Bank N.A. and increased the loan amount $1,000. The maturity date was extended to March 1, 2016. The additional fees were $88 to amend the loan agreement. Monthly interest payments of LIBOR + 2% are due along with a monthly principal payment of $4.

(4)	Management Agreement
The Company entered into a management agreement with Lodgeworks (related party) on June 30, 2009. The term of the agreement is for 5 years and renews automatically for two successive 5-year terms unless terminated by the Company or Lodgeworks. The agreement requires a base management fee of 3% of Gross Operating Revenues (as defined) as well as other fees set forth in the agreement. Other fees included are accounting fees of $38 annually, a Data/IT fee of $13 per year and revenue management fee of $15 per year during 2013. These fees increase annually based on CPI. Management fees for the three months ended March 31, 2013 and 2012 were $49 and $44, respectively.

(5)	Franchise Agreement
The Pittsburgh North Shore Hotel is subject to a franchise agreement with Hyatt Place Franchising, LLC to operate under the Hyatt Place brand. The agreement expires on December 2, 2030 and is not renewable. Under the agreement, royalty fees are equal to 3% of hotel gross room revenues during year one, 4% during year two and 5% thereafter. Marketing fees are equal to 3.5% of hotel gross room revenues (as defined). Franchise expenses for the three months ended March 31, 2013 and 2012 were $84 and $65, respectively.

(6) Subsequent Events

On May 17th, 2013, the Company entered into a $40.0 million purchase and sale agreement with Chatham Lodging Trust for the sale of the Hotel.

The Company has evaluated subsequent events from the balance sheet date through June 11, 2013, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

HYATT PLACE PITTSBURGH NORTH SHORE HOTEL
Financial Statements
As of and For the Years Ended December 31, 2012 and 2011

Report of Independent Certified Public Accountants

To the Partners of
Continental/Rockbridge North Shore Hotel, L.P. d/b/a/ Hyatt Place Pittsburgh North Shore Hotel

We have audited the accompanying financial statements of Hyatt Place Pittsburgh North Shore Hotel, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, partners' capital and cash flows for the years then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyatt Place Pittsburgh North Shore Hotel at December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 11, 2013

Hyatt Place Pittsburgh North Shore Hotel
Balance Sheets
(in thousands)

	December 31, 2012	December 31, 2011
Assets:
Investment in hotel properties, net	$23,860	$25,103
Cash and cash equivalents	978	944
Restricted cash	311	126
Hotel receivables (net of allowance for doubtful accounts of $0 and $7, respectively)	162	116
Prepaid expenses and other assets	154	130
Deferred costs, (net of accumulated amortization of $185 and $131, respectively)	23	77
Total assets	$25,488	$26,496

Liabilities and Equity:
Debt	$19,680	$19,680
Accounts payable and accrued expenses	822	928
Total liabilities	20,502	20,608

Partners' Capital:
Partners' capital	4,986	5,888
Total partners' capital	4,986	5,888
Total liabilities and partners' capital	$25,488	$26,496
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Operations
(in thousands)

	Year Ended	Year Ended
	December 31, 2012	December 31, 2011
Revenue:
Room	$6,415	$5,623
Other	961	851
Total revenue	7,376	6,474

Expenses:
Hotel operating expenses:
Room	1,499	1,342
Food and beverage expense	284	261
General and administration	616	627
Sales and marketing fees	322	272
Maintenance	198	152
Utilities	221	229
Management fees	258	227
Franchise fees	389	285
Other	53	133
Total hotel operating expenses	3,840	3,528
Depreciation and amortization	1,287	1,275
General and administrative expense	—	33
Property taxes and insurance	376	321
Total operating expenses	5,503	5,157
Operating income	1,873	1,317
Interest and other income	—	4
Interest expense, including amortization of deferred fees	(701)	(693)

Net income	$1,172	$628
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Partners' Capital
For the years ended December 31, 2012 and 2011
(in thousands)

Partners' Capital
Balance at January 1, 2011	$6,132
Contributions	1,665
Distributions	(2,537)
Net income	628
Balance at December 31, 2011	5,888
Distributions	(2,074)
Net income	1,172
Balance at December 31, 2012	$4,986
The accompanying notes are an integral part of these consolidated financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Statements of Cash Flows
(in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$1,172	$628
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,287	1,275
Amortization of deferred loan issuance costs	53	51
Changes in assets and liabilities:
Hotel receivables	(46)	(29)
Prepaid expenses and other assets	(24)	(46)
Accounts payable and accrued expenses	(106)	(157)
Net cash provided by operating activities	2,336	1,722

Cash flows from investing activities:
Improvements and additions to hotel properties	(43)	(1,836)
Construction settlement proceeds	—	1,100
Restricted cash	(185)	(126)
Net cash used in investing activities	(228)	(862)

Cash flows from financing activities:
Proceeds from issuance of debt	—	578
Capital contributions	—	1,665
Capital distributions	(2,074)	(2,537)
Net cash used in provided by financing activities	(2,074)	(294)

Net change in cash and cash equivalents	34	566
Cash and cash equivalents, beginning of period	944	378

Cash and cash equivalents, end of period	$978	$944

Supplemental disclosure of cash flow information:
Cash paid for interest	$648	$642

The accompanying notes are an integral part of these financial statements.

Hyatt Place Pittsburgh North Shore Hotel
Notes to Financial Statements
(in thousands)

1.	Business and Basis of Presentation

These financial statements are the financial statements of Continental/Rockbridge North Shore Hotel, L.P. d/b/a/ Hyatt Place Pittsburgh North Shore Hotel (hereinafter the "Company" or the “Hotel”). The Hyatt Place Pittsburgh North Shore Hotel is a 178-room hotel located at 260 North Shore Drive in Pittsburgh, Pennsylvania. The Hotel is 100% owned by Continental/Rockbridge North Shore Hotel, L.P., a limited partnership formed in Ohio.

Construction was financed with a construction loan (note 4) and completed in 2010 including the payment of approximately $1.8 million in accrued capital expenditures during 2011. The Hotel commenced operations in December, 2010.

The Hotel operates under a franchise agreement with Hyatt Place Franchising LLC (“Hyatt”) and is subject to a management agreement with Lodgeworks, L.P. (“Lodgeworks”), which has an ownership interest in the Company (note 5).

2.	Summary of Significant Accounting Policies

Basis of Presentation. The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in hotel properties, net. Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (5 to 7 years for furniture and equipment and 15 to 39 years for buildings and improvements). Costs directly related to the development of the hotel including property taxes and insurance, and interest incurred, were capitalized. Maintenance and repairs are charged to operations as incurred. The Hotel was deemed to be held for use as of December 31, 2012 and 2011 and no facts and circumstances were noted which would indicate that the carrying value may not be recoverable.  As such, no impairment provisions were recorded during the years ended December 31, 2012 and 2011, respectively.

Cash and cash equivalents. All highly liquid cash investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the hotel has not experienced any losses in such accounts.

Restricted cash reserves. Restricted cash reserves are escrowed based upon 2% of gross revenue in year one of operation, 3% in year two of operation and 4% thereafter to be used for replacement capital expenditures.

Hotel receivables. Hotel receivables consists of amounts owed by guests staying in the hotels at December 31, 2012 and 2011 and amounts due from business customers or groups. The allowance for doubtful accounts is maintained at a level believed to be adequate to absorb estimated losses. Evaluation of the adequacy of the allowance is primarily based on past loss experience, current economic conditions, and other relevant factors. The allowance for doubtful accounts was $0 and $7 at December 31, 2012 and 2011, respectively.

Prepaid expenses. Prepaid expenses consist primarily of prepaid insurance which is expensed over the term of the insurance contracts on a straight line basis.

Hyatt Place Pittsburgh North Shore Hotel
Notes to Financial Statements
(in thousands)

Deferred costs, net. Deferred costs consist of the following at December 31, 2012 and 2011:

	2012	2011
Deferred loan costs	$208	$208
Accumulated amortization	(185)	(131)
	$23	$77

The Company’s deferred loan costs relate to fees and costs incurred to obtain long-term financing for the construction of the hotel. These costs are amortized over the life of the applicable borrowing and are included as a component of interest expense on the statement of operations.

Revenue recognition. Room revenue and Other revenue, comprised of guaranteed no-show, meeting rooms, parking, in-room entertainment, and laundry is recognized as the service is provided. Additionally, the Company collects sales, use, occupancy and similar taxes at our hotel which are reported on a net basis (excluded from revenues) in the statement of operations.

Income taxes. The Company has elected to be a partnership for federal tax purposes. As such, no federal or state income taxes are payable by the Company and none have been provided for in the accompanying financial statements. In accordance with partnership taxation, each of the members is responsible for reporting its share of taxable income or loss. The Company analyzed its material tax positions and determined that it has not taken any uncertain tax positions.

3.	Investment in Hotel Property, net

Investment in hotel property, net consists of the following at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Land and improvements	$3,888	$3,888
Building and improvements	18,963	18,963
Furniture, fixtures and equipment	3,678	3,635
Subtotal	26,529	26,486
Less: accumulated depreciation	(2,669)	(1,383)
Investment in hotel properties, net	$23,860	$25,103

Hyatt Place Pittsburgh North Shore Hotel
Notes to Financial Statements
(in thousands)

4.	Debt

The FirstMerit Bank N.A. loan was issued on May 15, 2009, is collateralized by the Hyatt Place Pittsburgh North Shore Hotel and is guaranteed by Rockbridge Hospitality Fund IV, L.P. The loan may be prepaid with a 5 business day notice. The FirstMerit Loan matured (note 10) and bears an interest rate of LIBOR plus 3%. Monthly interest payments are due on the loan. The FirstMerit Loan requires the Company to maintain a debt coverage ratio. The Company is in compliance with its covenants as of December 31, 2012 and 2011.

5.	Management Agreement

The Company entered into a management agreement with Lodgeworks on June 30, 2009. The term of the agreement is for 5 years and renews automatically for two successive 5-year terms unless terminated by the Company or Lodgeworks. The agreement requires a base management fee of 3% of Gross Operating Revenues (as defined) as well as other fees set forth in the agreement. Other fees include accounting fees of $38 annually, a Data/IT fee of $13 per year and revenue management fee of $15 per year during 2013. These fees increase annually based on CPI. Management fees for the years ended December 31, 2012 and 2011 were $258 and $227, respectively.

6.	Franchise Agreement

The Pittsburgh North Shore Hotel is subject to a franchise agreement with Hyatt to operate under the Hyatt Place brand. The agreement expires on December 2, 2030 and is not renewable. Under the agreement, royalty fees are equal to 3% of hotel gross room revenues during year one, 4% during year two and 5% thereafter. Marketing fees are equal to 3.5% of hotel gross room revenues (as defined) as well as other fees set forth in the agreement. Franchise expenses for the years ended December 31, 2012 and 2011 were $389 and $285, respectively.

7.	Commitments and Contingencies

On December 3, 2010, $500 was paid to the Company by Hyatt as Key Money for the development of the hotel. The Key Money does not have to be repaid to Hyatt if the franchise agreement remains in place through the franchise expiration date in December 2030. The Company is amortizing the Key Money on a straight-line basis over the term of the franchise license as the termination fee liability is ratably reduced to $0 over the term of the franchise agreement. The revenue is in other hotel operating expense on the income statement. The balance of the liability at December 31, 2012 was $448 and is included in Accounts payable and accrued expenses on the balance sheet.

The Company is not presently a defendant to any other material litigation, nor, to its knowledge, is any material litigation threatened against the Company or its properties, other than routine litigation arising in the ordinary course of business and which is expected to pose no material financial risk to the Company and/or is expected to be covered by insurance policies.

8.	Related Party Services

Lodgeworks has an ownership interest in the Company and also provides management and other services to the Hotel (note 5).

The Hotel was developed by an affiliate of the Company for which the affiliates and its principals have ownership in both the general partner and the limited partner of the Company.

Hyatt Place Pittsburgh North Shore Hotel
Notes to Financial Statements
(in thousands)

9.	Liquidity and Capital Resources

The Company is obligated under its franchise agreements to maintain a minimum condition level of its hotels. In order to maintain certain condition levels, the Company must renovate its hotels to meet existing franchisor standards or implement franchisor required standards such as flat panel televisions. The timing of the renovations is agreed-upon between the Company and the franchisor and the franchisor will typically mandate a date upon which required standards are due. Although the Company is required to fund into restricted cash accounts up to 4% of gross revenues for future improvements at hotels under certain mortgage loans, this money may not be sufficient to complete the renovations and there may be insufficient capital to fund any shortfall. The Company may default under its franchise agreements if it fails to complete the renovations in accordance with the timelines required by the franchisors. If defaults remain uncured, the Company could lose significant revenue if the hotel had to operate without a franchise license from Hyatt.

10.	Subsequent Events

On March 7, 2013, the Company amended the loan with FirstMerit Bank N.A. and increased the loan amount $1,000. The maturity date is extended to March 1, 2016. The additional fees to amend the loan agreement were $88. Monthly interest payments of LIBOR + 2% are due along with a monthly principal payment of $4.

On May 17, 2013, the Company entered into a purchase and sale agreement with Chatham Lodging Trust for the sale of the Hotel for a purchase price of $40.0 million.

The Company has evaluated subsequent events from the balance sheet date through June 11, 2013, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST

Chatham Lodging Trust (“Chatham”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. Chatham completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. Chatham raised approximately $158.7 million, net of underwriting discounts and commissions and other offering costs. On February 8, 2011, Chatham completed a second public offering of common shares, raising approximately $69.4 million, net of underwriting discounts and commissions and other offering costs. On January 14, 2013, Chatham completed a third public offering of common shares, raising approximately $48.5 million and an exercise of the underwriters’ over-allmotment option raising approximately $1.4 million both net of underwriting discounts and commissions and other offering costs.

On December 27, 2012, Chatham acquired the Hampton Inn Portland Downtown in Portland, ME for $28.0 million and on February 6, 2013, Chatham acquired the Courtyard by Marriott Houston Medical Center in Houston, TX for $34.8 million. These acquisitions were not deemed significant and therefore are not included in the pro forma financial information.

On May 17, 2013, Chatham entered into a purchase and sale agreement with Continental/Rockbridge North Shore Hotel, L.P. (“C/R Owner”) to acquire the 178-room Hyatt Place® Pittsburgh North Shore hotel in Pittsburgh, Pennsylvania (the “North Shore Hotel”) for a cash purchase price of $40.0 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma consolidated balance sheet as of March 31, 2013 includes the pro forma financial information as if the North Shore Hotel was acquired on March 31, 2013.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013 includes the pro forma financial information as if the North Shore Hotel was acquired on January 1, 2012.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 includes the pro forma financial information as if the North Shore Hotel was acquired on January 1, 2012.

The unaudited pro forma financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisition described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of Chatham in Chatham’s 2012 Annual Report on Form 10-K and the Quarterly Report on Form 10−Q for the three months ended March 31, 2013.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2013
(in thousands except share data)

	Chatham Lodging Trust (1)	Acquisition of North Shore Hotel (2)	Offering Adjustments (3)	ProForma Chatham Lodging Trust
Assets:
Investment in hotel properties, net	$460,545	$39,656	$—	$500,201
Cash and cash equivalents	5,145	(40,700)	40,000	4,445
Restricted cash	2,268	—	—	2,268
Investment in unconsolidated real estate entities	12,731	—	—	12,731
Hotel receivables (net of allowance for doubtful accounts of $34)	1,983	137	—	2,120
Deferred costs, net	5,299	71	—	5,370
Prepaid expenses and other assets	2,434	204	—	2,638
Total assets	$490,405	$(632)	$40,000	$529,773

Liabilities and Equity:
Debt	$132,120	$—	$—	$132,120
Revolving credit facility	96,500	—	—	96,500
Accounts payable and accrued expenses	8,695	93	—	8,788
Distributions payable	1,284	—	—	1,284
Total liabilities	238,599	93	—	238,692

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2013 and December 31, 2012	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 17,583,595 and 17,582,235 shares issued and outstanding, respectively, at March 31, 2013	174	—	24	198
Additional paid-in capital	290,689	—	39,976	330,665
Accumulated deficit	(40,809)	(725)	—	(41,534)
Total shareholders’ equity	250,054	(725)	40,000	289,329

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,752	—	—	1,752

Total equity	251,806	(725)	40,000	291,081
Total liabilities and equity	$490,405	$(632)	$40,000	$529,773

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
The Unaudited Pro Forma Consolidated Balance Sheet assumes the following occurred on March 31, 2013

• Completion of the purchase of the North Shore Hotel.
• Payment of costs and expenses of approximately $700 related to the North Shore Hotel.
Notes and Management Assumptions:

1) Represents Chatham’s unaudited historical consolidated balance sheet as of March 31, 2013. There are no expenses included in accumulated deficit at March 31, 2013 related to the acquisition of the North Shore Hotel that were expensed prior to March 31, 2013.

2) The following adjustment records the preliminary allocation of the purchase price for the North Shore Hotel based on the estimated fair value of the assets received, the liabilities assumed and the consideration transferred which was funded through use of proceed from the issuance of 2,378,500 shares at closing price of stock on March 31, 2013.

Investment in hotel properties	$39,656
Cash and cash equivalents	(40,700)
Hotel Receivables	137
Deferred Costs	71
Prepaid expenses and other assets	204
Accounts payable and accrued expenses	(93)
The preliminary allocation of the purchase price referred to in Investment in hotel properties is:

Land	$5,600
Building	31,256
Furniture, fixtures and equipment	2,000
$39,656

The estimated costs incurred by Chatham to complete the purchase of the North Shore Hotel are as follows:

Closing costs	$500
Accounting fees related to audit and review	100
Legal fees	100
$700

3) Assumed proceeds from issuance of 2,378,500 shares at closing price of stock on March 31, 2013 with estimated offering costs at a rate of 4.5%.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$24,235	$1,194	$—		$25,429
Other operating	1,161	210	—		1,371
Cost reimbursements from unconsolidated real estate entities	383	—	—		383
Total revenue	25,779	1,404	—		27,183
Expenses:
Hotel operating expenses:
Room	5,551	340	—		5,891
Food and beverage expense	674	66	—		740
General and administration	2,565	161	—		2,726
Sales and marketing fees	657	84	—		741
Maintenance	1,445	51	—		1,496
Utilities	1,065	47	—		1,112
Management fees	683	49	(10)	(3)	722
Franchise fees	1,901	84	—		1,985
Other operating	171	6	—		177
Total hotel operating expenses	14,712	888	(10)		15,590

Depreciation and amortization	3,756	324	(21)	(4&5)	4,059
Property taxes and insurance	1,987	158	—		2,145
General and administrative	1,982	—	—		1,982
Hotel property acquisition costs and other charges	177	—	—		177
Reimbursed costs from unconsolidated real estate entities	383	—	—		383
Total operating expenses	22,997	1,370	(31)		24,336

Operating income	2,782	34	31		2,847
Interest and other income	5	—	—		5
Interest expense, including amortization of deferred fees	(2,841)	(167)	167	(6)	(2,841)
Loss on early extinguishment of debt	(933)	—	—		(933)
Loss from unconsolidated real estate entities	(631)	—	—		(631)
Loss before income tax benefit	(1,618)	(133)	198		(1,553)
Income tax benefit	—	—	(11)	(7)	(11)
Net loss	$(1,618)	$(133)	$187		$(1,564)

Earnings per share data:
Basic and diluted - loss per common share	$(0.10)				$(0.08)

Basic and diluted - weighted average number of common shares outstanding	17,212,124		2,378,500	(8)	19,590,624

See Notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(in thousands, except share data)

1)	Represents the unaudited historical results of operations of Chatham for the three months ended March 31, 2013.

2)	Represents the unaudited results of operations of the North Shore Hotel for the three months ended March 31, 2013.

3)
Reflects the adjustment to management fees for contractual differences related to the reductions in other fees payable under the new management agreement on the North Shore Hotel of $10. Base management fees of 3% are the same for both the previous and the new management agreements.

4)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore Hotel and their accounting policy for depreciation of $22. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and 5 to 15 years for building improvements.

5)
Reflects the increase to amortization of franchise fees of $1 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel.

6)	Reflects the elimination of interest expense of the seller.

7)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore Hotel of $11.

8)	Adjustment to reflect shares needed to fund acquisition as outstanding during the period.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$94,566	$6,415	$—		$100,981
Other operating	4,276	961	—		5,237
Cost reimbursements from unconsolidated real estate entities	1,622	—	—		1,622
Total revenue	100,464	7,376	—		107,840
Expenses:
Hotel operating expenses:
Room	20,957	1,499	—		22,456
Food, beverage and other expense	2,533	284	—		2,817
General and administration	9,546	616	—		10,162
Sales and marketing fees	2,257	322	—		2,579
Maintenance	4,958	198	—		5,156
Utilities	4,081	221	—		4,302
Management fees	2,646	258	(39)	(3)	2,865
Franchise fees	7,529	389	—		7,918
Other operating	523	53	—		576
Total hotel operating expenses	55,030	3,840	(39)		58,831

Depreciation and amortization	14,273	1,287	(73)	(4&5)	15,487
Property taxes and insurance	7,088	376	—		7,464
General and administrative	7,565	—	—		7,565
Hotel property acquisition costs and other charges	236	—	—		236
Reimbursed costs from unconsolidated real estate entities	1,622	—	—		1,622
Total operating expenses	85,814	5,503	(112)		91,205

Operating income	14,650	1,873	112		16,635
Interest and other income	55	—	—		55
Interest expense, including amortization of deferred fees	(14,641)	(701)	701	(6)	(14,641)
Loss from unconsolidated real estate entities	(1,439)	—	—		(1,439)
Loss before income tax benefit	(1,375)	1,172	813		610
Income tax benefit	(75)	—	(71)	(7)	(146)
Net income (loss)	$(1,450)	$1,172	$742		$464

Earnings per share data:
Basic - income (loss) per common share	$(0.12)				$0.03
Diluted - income (loss) per common share	$(0.10)				$0.03

Basic - weighted average number of common shares outstanding	13,811,691		2,378,500	(8)	16,190,191
Basic - weighted average number of common shares outstanding	13,811,691		2,378,500	(8)	16,190,191

See Notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except share data)

1)	Represents the historical results of operations of Chatham for the year ended December 31, 2012.

2)	Represents the historical results of operations of the North Shore Hotel for the year ended December 31, 2012.

3)
Reflects the adjustment to management fees for contractual differences related to the reductions in other fees payable under the new management agreement on the North Shore Hotel of $39. Base management fees of 3% are the same for both the previous and the new management agreements.

4)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore Hotel and their accounting policy for depreciation of $77. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and 5 to 15 years for building improvements.

5)
Reflects the increase to amortization of franchise fees of $4 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel.

6)	Reflects the elimination of interest expense of the seller.

7)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore Hotel of $71.

8)	Adjustment to reflect shares needed to fund acquisition as outstanding during the period.